EXHIBIT 10.18

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TACTICAL SOLUTION PARTNERS, INC.

Promissory Note

$940,503.04	Glen Burnie, MD
January 11, 2006

FOR VALUE RECEIVED, Tactical Solution Partners, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Scott Rutherford, an individual (“Holder”), the principal sum of Nine Hundred and Forty Thousand, Five Hundred and Three Dollars and Four cents ($940,503.04), and to pay interest on the outstanding principal balance of this Demand Promissory Note (this “Note”) in accordance with Section 2 of this Note.

1.

Maturity. This Note shall be payable after three-hundred sixty-five (365) days from the date hereof upon demand of Holder (the “Maturity Date”).

2.

Interest. Interest shall begin to accrue on the outstanding principal balance of this Note commencing on the date hereof and continuing until repayment of this Note in full at the rate of ten percent (10%) per annum, compounding monthly and calculated on the basis of a 360 day year and actual days elapsed.

3.

Prepayment. The outstanding principal balance and all accrued interest payable to Holder hereunder may be prepaid without penalty prior to the Maturity Date and without the consent of Holder, in the Company’s sole and absolute discretion.

4.

Default.

(a)

The Company will be deemed to be in default (“Default”) hereunder upon the occurrence of any of the following:

(i)

The failure by the Company to pay any amounts due under this Note within 24 hours of receipt of a written demand for such payment being made by Holder in accordance with the terms of this Note;

(ii)

Any of the Company’s indebtedness for borrowed money is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan agreements, or material breach under any real property lease agreements or capital equipment lease agreements, by which the Company is bound or obligated; and

(iii)

The filing of a petition in bankruptcy or under any similar insolvency law by the Company, the making of an assignment for the benefit of creditors, or the filing of a petition in bankruptcy or under any similar insolvency law against the Company.

(b)

Holder shall have all rights and remedies available to it upon any such Default as described in this Note.

5.

Miscellaneous.

(a)

The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

(b)

Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Holder to exercise any right, whether before or after a Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Default, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(c)

Time is of the essence hereof. Upon any Default hereunder, Holder may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

(d)

The remedies of Holder as provided herein, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Holder’s sole discretion, and may be exercised as often as occasion therefor shall occur.

(e)

It is expressly agreed that if this Note is referred to any attorney who files an action to collect on this Note or any part hereof and is successful in obtaining a favorable judgment against the Company with respect thereto, then the Company covenants and agrees to pay all reasonable costs, including attorneys’ fees, incurred by Holder in connection therewith.

(f)

If any provisions of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.

(g)

This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts wholly made and performed in the State of Delaware.

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first above written.

Tactical Solution Partners, Inc.
(a Delaware corporation)

By:	/s/ Ryan E. Kirch
Name:	Ryan E Kirch
Title:	Chief Financial Officer